Exhibit 99.1

PARTS iD Receives Notice of Non-compliance from NYSE American

CRANBURY, N.J., November 27, 2023 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “the Company”) today announced that it has received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American’s continued listing standards because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter September 30, 2023 (the “Form 10-Q”), which was due on November 20, 2023.

In accordance with Section 1007 of the NYSE American Company Guide, the Company will have six months from the date of the Notice (the “Initial Cure Period”), to file the Form 10-Q with the Securities and Exchange Commission (the “SEC”). If the Company fails to file the Form 10-Q during the Initial Cure Period, the NYSE American may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with the NYSE American’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-Q and any subsequent delayed filings with the SEC.

Reference is made to the Notification of Late Filing on Form 12b-25 filed by the Company with the SEC on November 14, 2023 (the “Form 12b-25”) reporting that it required additional time to complete the Form 10-Q. Although the Company has dedicated significant resources to the completion of finalizing its consolidated financial statements and related disclosures for inclusion in the Form 10-Q, the Company was unable to file the Form 10-Q by November 20, 2023, the extension period provided by the Form 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Form 10-Q in order to ensure a complete, accurate Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable and in any event within the above-referenced six-month period.

The Notice has no immediate effect on the listing of the Company’s securities on the NYSE American. There can be no assurance, however, that the Company will be able to regain compliance with the listing standards discussed above.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, we believe that PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward,” “optimistic” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; our ability to meet the continued listing requirements of the NYSE American and to maintain the listing of our securities thereon; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; our ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements; our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; costs related to operating as a public company; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the SEC, which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:

Brendon Frey
ICR
ir@partsidinc.com